Exhibit 3.1
FIFTH AMENDED AND RESTATED
BY-LAWS
OF
XYLEM INC.
1.SHAREHOLDERS.
1.1.Place of Shareholders’ Meetings. All meetings of the shareholders of Xylem Inc. (the “Corporation”) shall be held at such place or places, within or outside the state of Indiana, as may be fixed by the Corporation’s Board of Directors (the “Board”, and each member thereof a “Director”) from time to time or as shall be specified in the respective notices thereof.
1.2.Day and Time of Annual Meetings of Shareholders. An annual meeting of shareholders shall be held at such place (within or outside the state of Indiana), date and hour as shall be determined by the Board and designated in the notice thereof. Failure to hold an annual meeting of shareholders at such designated time shall not affect otherwise valid corporate acts or work a forfeiture or dissolution of the Corporation.
1.3.Purposes of Annual Meetings. (a) At each annual meeting, the shareholders shall elect the members of the Board for the succeeding term. At any such annual meeting any business properly brought before the meeting may be transacted. To be properly brought before an annual meeting, business, including nominations of persons for election as Directors, must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board; (ii) otherwise properly brought before the meeting by or at the direction of the Board; (iii) with respect to business of the type contemplated by this Section 1.3 or Section 2.2 of these By-laws, properly brought before the meeting by a shareholder who (A) was a shareholder of record at the time of giving the notice provided for in this Section 1.3 or Section 2.2 of these By-laws, as applicable, (B) is entitled to vote at the meeting, and (C) complied with the procedures set forth in this Section 1.3 or Section 2.2 of these By-laws, as applicable; or (iv) with respect to a Shareholder Nominee (as defined in Section 2.12 of these By-laws), properly brought before the meeting by an Eligible Shareholder (as defined in Section 2.12 of these By-laws) whose Shareholder Nominee is included in the Corporation’s proxy materials for the relevant annual meeting. For the avoidance of doubt, the foregoing clauses (iii) and (iv) shall be the exclusive means for a shareholder to make Director nominations, and the foregoing clause (iii) shall be the exclusive means for a shareholder to propose other business (other than a proposal included in the Corporation’s proxy materials pursuant to and in compliance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) at an annual meeting of shareholders.
(a)For business other than nominations of persons for election as Directors to be properly brought before an annual meeting by a shareholder, the shareholder must have given written notice thereof, either by personal delivery or by United States mail, postage prepaid, to the Secretary, received at the principal executive offices of the Corporation, by the Close of Business (as defined below) on the date that is not less than 90 calendar days nor more than 120 calendar days prior to the anniversary date of the Corporation’s proxy statement released to shareholders in connection with the previous year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting was changed by more than 30 calendar days from the anniversary date of the previous year’s annual meeting, notice by the shareholder must be so received by the Close of Business on the date that is (i) not earlier than 120 calendar days prior to such annual meeting and (ii) not later than 90 calendar days prior to such annual meeting or 10 calendar days following the date on which Public Announcement (as defined below) of the date of the meeting is first made by the Corporation, whichever is later. In no event shall an adjournment or postponement of a meeting commence a new time period, or extend any time period, for the giving of written notice. Any such notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the By-laws of the Corporation, the language of the proposed amendment; (ii) the name and address of the shareholder proposing such business and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the proposal is made; (iii) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and that the shareholder (or a Qualified Representative (as defined below)) intends to appear in person or by proxy at the meeting to propose such business; (iv) any material interest of the shareholder, and the beneficial owner, if any, on whose behalf the proposal is made, in such business; (v) if the shareholder or beneficial owner, if any, intends or is part of a group that intends to (x) deliver a proxy statement and/or form of proxy to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act) of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or (y) otherwise solicit (within the meaning of Rule 14a-1(l) under the Exchange Act) proxies or votes in support of such shareholder’s proposal, a representation to that effect, and the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation; (vi) the class or series and number of shares of stock of the Corporation which are owned of record by such shareholder and such beneficial owner as of the date of the notice; (vii) any other information relating to such shareholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal, pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; (viii) (x) any plans or proposal that such shareholder and beneficial owner, if any, may have with respect to securities of the Corporation that would be required to be disclosed pursuant to Item 4 of Schedule 13D and (y) a description of any agreement, arrangement or understanding with respect to the proposal and/or the voting of shares of any class or series of stock of the Corporation between or among the shareholder giving the notice, the beneficial owner, if any, on whose behalf the proposal is made, any of their respective Affiliates or Associates (as defined below), including, for the avoidance of doubt, if such shareholder or beneficial owner is an entity, each director, executive, managing member or any other “control” person of such entity, and/or any others acting in concert with any of the foregoing (collectively, for purposes of this Section 1.3, “Proponent Persons”) and any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D under the Exchange Act (in the case of clause (x) or (y), regardless of whether the requirement to file a Schedule 13D is applicable); (ix) a description of any agreement, arrangement or understanding (including without limitation any swap or other derivative or short position, profits interest, hedging transaction, borrowed or loaned shares, any contract to purchase or sell, any option, right or warrant to purchase or sell, or other instrument) to which any Proponent Person is a party, the intent or effect of which may be (x) to transfer to or from any Proponent Person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, (y) to maintain, increase or decrease the voting power of any Proponent Person with respect to shares of any class or series of capital stock of the Corporation and/or (z) to provide any Proponent Person, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, or to mitigate any loss resulting from, the value (or any increase or decrease in the value) of any security of the Corporation; and (x) the class or series and number of shares of stock of the Corporation which are Beneficially Owned (as defined below) by the shareholder, the beneficial owner, if any, on whose behalf the proposal is made, or any other Proponent Person as of the date of the notice; provided, however, that the information required by clauses (iv)-(v) and (viii)-(x) of this Section 1.3(b) shall not include any information with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other entity that is a Proponent Person solely as a result of being the shareholder directed to prepare and submit the notice required by these By-laws on behalf of a beneficial owner. A shareholder providing notice of business proposed to be brought before a meeting shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is 15 calendar days prior to the meeting or any adjournment or postponement thereof; such update and supplement shall be delivered in writing to the Secretary of the Corporation at the principal executive offices of the Corporation not later than five calendar days after the record date for the meeting (in the case of any update and supplement required to be made as of the record date), and not later than 10 calendar days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of 15 calendar days prior to the meeting or any adjournment or postponement thereof). The foregoing notice requirements shall be deemed satisfied by a shareholder if the shareholder has notified the Corporation of his, her or their intention to present a proposal at an annual meeting and such shareholder’s proposal has been included in a proxy statement that has been prepared by management of the Corporation to solicit proxies for such annual meeting. Notwithstanding the foregoing, if the shareholder does not appear or send a Qualified Representative to present the proposal at the annual meeting, the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation. The chair of any annual meeting of shareholders, or any other person designated by the Board, shall have the power to determine whether any business proposed to be brought before an annual meeting was proposed in accordance with the procedures of this Section 1.3. No business (other than nominations of persons for election as Directors, which are governed by Section 2.2 or Section 2.12 of these By-laws, as applicable) shall be conducted at an annual meeting of shareholders except in accordance with this Section 1.3, and the chair of any annual meeting of shareholders or the Board shall refuse to permit any business to be brought before an annual meeting without compliance with the foregoing procedures or if the shareholder solicits proxies in support of such shareholder’s proposal without such shareholder having made the representation required by clause (b)(v) of this Section 1.3, notwithstanding that proxies in respect of such vote may have been received by the Corporation. Nothing in this Section 1.3 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act.
(b)For purposes of these By-laws, (i) the “Close of Business” shall mean 5:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day; (ii) “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Sections 13, 14 or 15(d) of the Exchange Act; (iii) “Qualified Representative” of a shareholder shall mean a person who is (A) a duly authorized officer, manager, partner of, or holder of a similar position with, such shareholder, if such shareholder is an entity or (B) authorized by a writing executed by such shareholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Secretary of the Corporation or another officer or agent of the Corporation who is authorized to tabulate votes prior to the making of any proposal or nomination at such meeting by such shareholder stating that such person is authorized to act for such shareholder as proxy at the meeting of shareholders; and (iv) the terms “Affiliate” and “Associate” shall have the meanings ascribed thereto under the rules and regulations promulgated under the Exchange Act. For purposes of clause (b)(x) of this Section 1.3 and (c)(ix) of Section 2.2 of these By-laws, shares shall be treated as “Beneficially Owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (B) the right to vote such shares, alone or in concert with others, and/or (C) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.
(c)Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use for solicitation by the Board.
1.4.Special Meetings of Shareholders. (a) Except as otherwise expressly required by applicable law, special meetings of the shareholders or of any class or series entitled to vote may be called for any purpose or purposes by: (i) the Chair; (ii) by a majority vote of the entire Board; or (iii) the Secretary upon the written request of the holders of at least twenty-five percent (25%) of the outstanding shares of Common Stock, par value $0.01 per share (“Common Stock”) of the Corporation (the “Requisite Percentage”), in each case in compliance with these By-laws and the Corporation’s Articles of Incorporation to be held at such place (within or outside the state of Indiana), date and hour as shall be determined by the Board and designated in the notice thereof. Except as otherwise provided in this Section 1.4, a special meeting held following a Special Meeting Request (as defined below), to the extent practicable, shall be held not more than 90 days after the date on which a valid Special Meeting Request constituting the Requisite Percentage is received by the Secretary. Only such business as specified in the notice of such special meeting of the shareholders shall come before such meeting.
(d)A request for a special meeting by the shareholders of the Corporation pursuant to this Section 1.4 (a “Special Meeting Request”) shall be delivered personally or sent by United States mail, postage prepaid, to the Secretary at the Corporation’s principal executive offices and shall be signed and dated by each shareholder of record (or a duly authorized agent of such shareholder) requesting the special meeting (each, a “Requesting Shareholder”) and shall include (i) all information required to be provided by a shareholder proposing business or nominating directors at an annual meeting, including all information required with respect to a Proponent Person, pursuant to Section 1.3 or Section 2.2 of these By-laws, as applicable, and all updates required thereunder; (ii) a representation that each Requesting Shareholder (or one or more Qualified Representatives of each such shareholder) intends to appear in person or by proxy at the special meeting to present the proposal(s) or business to be brought before the special meeting; (iii) an agreement by the Requesting Shareholders to notify the Corporation promptly in the event of any decrease in the number of shares of Common Stock held by the Requesting Shareholders following the delivery of such Special Meeting Request and prior to the special meeting and an acknowledgement that any such decrease shall be deemed to be a revocation of such Special Meeting Request to the extent of such reduction; and (iv) documentary evidence that the Requesting Shareholders own the Requisite Percentage as of the date on which the Special Meeting Request is delivered to the Secretary; provided, however, that if the shareholder(s) of record submitting the Special Meeting Request are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the Special Meeting Request must also include documentary evidence that the beneficial owners on whose behalf the Special Meeting Request is made beneficially own the Requisite Percentage as of the date on which such Special Meeting Request is delivered to the Secretary. In addition, each Requesting Shareholder shall promptly provide any other information reasonably requested by the Corporation. Without limiting the Board’s power and authority to interpret any other provisions of these By-laws, compliance by the Requesting Shareholder or group of Requesting Shareholders with the requirements of this Section 1.4 and related provisions of these By-laws shall be determined in good faith by the Board, which determination shall be conclusive and binding on all persons, including the Corporation and the shareholders.
(e)Notwithstanding anything to the contrary in this Section 1.4:
(i)A Special Meeting Request shall not be valid, and a special meeting requested by shareholders shall not be held, if (A) such Special Meeting Request does not comply with these By-laws, or relates to an item of business that is not a proper subject for shareholder action under applicable law, (B) the Special Meeting Request is received by the Corporation during the period commencing 90 calendar days prior to the first anniversary of the date of the immediately preceding annual meeting of shareholders and ending on the date of the next annual meeting of shareholders, (C) an identical or substantially similar item, other than the election of directors (as determined in good faith by the Board, a “Similar Item”) to that included in the Special Meeting Request was presented at any meeting of shareholders held within 90 calendar days prior to receipt by the Corporation of such Special Meeting Request, (D) a Similar Item is already included in the Corporation’s notice as an item of business to be brought before a meeting of the shareholders that has been called but not yet held or that is called for a date that is within 90 calendar days of the receipt by the Corporation of a Special Meeting Request, or (E) such Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act, or other applicable law.
(ii)Business transacted at any shareholder requested special meeting shall be limited to the purpose(s) stated in the valid Special Meeting Request; provided, however, that nothing herein shall prohibit the Board from submitting matters to the shareholders at any shareholder requested special meeting so long as such Board submissions are specified in the notice of such special meeting. If none of the Requesting Shareholders who submitted the Special Meeting Request appears at or sends a Qualified Representative to the shareholder requested special meeting to present the matters to be presented for consideration that were specified in the Shareholder Meeting Request, the Corporation need not present such matters for a vote at such meeting.
(iii)Any Requesting Person may revoke a Special Meeting Request by written revocation delivered to, or mailed and received by, the Secretary at any time prior to the date of the shareholder requested special meeting. In the event any revocation(s) are received by the Secretary after the Secretary’s receipt of a valid Special Meeting Request(s) from the holders of the Requisite Percentage of shareholders, or there is a decrease in the number of shares of Common Stock held by the Requesting Shareholders following the delivery of their Special Meeting Request, and in each case, as a result of such revocation(s) or decrease, as applicable, there no longer are valid unrevoked Special Meeting Request(s) meeting the Requisite Percentage of shareholders to call a special meeting, the Board shall have the discretion to determine whether or not to proceed with the shareholder requested special meeting.
1.1.Notice of Meetings of Shareholders. Except as otherwise expressly required or permitted by applicable law, not less than 10 calendar days nor more than 60 calendar days before the date of every shareholders’ meeting the Secretary shall give to each shareholder of record entitled to vote at such meeting written notice stating the place, day and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called and indication that notice is being issued by or at the direction of the person or persons calling the meeting. Except as provided in Section 1.6(d) of these By-laws or as otherwise expressly required by applicable law, notice of any adjourned meeting of shareholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. Any notice, if mailed, shall be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the shareholder at the address for notices to such shareholder as it appears on the records of the Corporation.
1.2.Quorum of Shareholders; Adjournment of Meetings. (a) Unless otherwise expressly required by applicable law, at any meeting of the shareholders, the presence in person or by proxy of shareholders entitled to cast a majority of votes thereat shall constitute a quorum. Shares of the Corporation’s stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in an election of the directors of such other corporation is held by the Corporation, shall neither be counted for the purpose of determining the presence of a quorum nor entitled to vote at any meeting of the shareholders.
(a)At any meeting of the shareholders, whether or not a quorum shall be present, the Chair (or, in the Chair’s absence, the officer presiding thereat), or a majority of those present in person or by proxy, may adjourn the meeting from time to time without notice other than announcement at the meeting. Notice of any adjourned meeting other than announcement at the meeting shall not be required to be given, except as provided in Section 1.6(d) below and except where expressly required by applicable law.
(b)At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting originally called, but only those shareholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof unless a new record date is fixed by the Board.
(c)If a new date, time and place of an adjourned meeting is not announced at the original meeting before adjournment, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in the manner specified in Section 1.5 of these By-laws to each shareholder of record entitled to vote at the meeting.
1.1.Chair and Secretary of Meeting. The Chair or, in his, her or their absence, an officer of the Corporation designated by the Board or the Chair, shall preside at meetings of the shareholders and may convene and, for any reason or no reason, adjourn any meeting of shareholders from time to time. The Secretary shall act as secretary of the meeting, or in the absence of the Secretary, an Assistant Secretary shall so act, or if neither is present, then the Chair or, in his, her or their absence, the presiding officer may appoint a person to act as secretary of the meeting.
1.2.Voting by Shareholders. (a) Except as otherwise expressly required by applicable law, at every meeting of the shareholders each shareholder shall be entitled to the number of votes specified in the Articles of Incorporation, in person or by proxy, for each share of stock standing in his, her or their name on the books of the Corporation on the date fixed pursuant to the provisions of Section 5.6 of these By-laws as the record date for the determination of the shareholders who shall be entitled to receive notice of and to vote at such meeting.
(d)When a quorum is present at any meeting of the shareholders, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless express provision of law or the Articles of Incorporation require a greater number of affirmative votes.
(e)Except as required by applicable law, the vote at any meeting of shareholders on any question need not be by ballot, unless so directed by the chair of the meeting. On a vote by ballot, each ballot shall be signed by the shareholder voting, or by his, her or their proxy, if there be such proxy, and shall state the number of shares voted.
1.3.Proxies. Any shareholder entitled to vote at any meeting of shareholders may vote either in person or by proxy. A shareholder may authorize a person or persons to act for the shareholder as proxy by (a) the shareholder or the shareholder’s designated officer, director, employee or agent executing a writing by signing it or by causing the shareholder’s signature or the signature of the designated officer, director, employee or agent of the shareholder to be affixed to the writing by any reasonable means, including by facsimile signature; (b) the shareholder transmitting or authorizing the transmission of an electronic submission which may be by any electronic means, including data and voice telephonic communications and computer network to (i) the person who will be the holder of the proxy; (ii) a proxy solicitation firm; or (iii) a proxy support service organization or similar agency authorized by the person who will be the holder of the proxy to receive the electronic submission, which electronic submission must either contain or be accompanied by information from which it can be determined that the electronic submission was transmitted by or authorized by the shareholder; or (c) any other method allowed by law.
1.4.Inspectors. (a) The election of Directors and any other vote by ballot at any meeting of the shareholders shall be supervised by at least two inspectors. Such inspectors may be appointed by the Chair before or at the meeting. If the Chair shall not have so appointed such inspectors or if one or both inspectors so appointed shall refuse to serve or shall not be present, such appointment shall be made by the officer presiding at the meeting. Each inspector, before entering upon the discharge of his, her or their duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his, her or their ability.
(f)The inspectors shall (i) ascertain the number of shares of the Corporation outstanding and the voting power of each; (ii) determine the shares represented at any meeting of shareholders and the validity of the proxies and ballots; (iii) count all proxies and ballots; (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (v) certify their determination of the number of shares represented at the meeting, and their count of all proxies and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties.
1.3.List of Shareholders. (a) At least five business days before every meeting of shareholders, the Corporation shall cause to be prepared and made a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order by voting group, if any, and showing the address of each shareholder and the number of shares registered in the name of each shareholder.
(g)During ordinary business hours for a period of at least five business days prior to the meeting, such list shall be open to examination by any shareholder for any purpose germane to the meeting, either at the Corporation’s principal office or a place identified in the meeting notice in the city where the meeting will be held.
(h)The list shall also be produced and kept at the time and place of the meeting, and it may be inspected during the meeting by any shareholder or the shareholder’s agent or attorney authorized in writing.
(i)The stock ledger shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list required by this Section 1.11 or the books of the Corporation, or to vote in person or by proxy at any meeting of shareholders.
1.1.Confidential Voting. (a) Proxies and ballots that identify the votes of specific shareholders shall be kept in confidence by the tabulators and the inspectors of election unless (i) there is an opposing solicitation with respect to the election or removal of Directors or if an Eligible Shareholder submits one or more Shareholder Nominees under Section 2.12 of these By-laws; (ii) disclosure is required by applicable law; (iii) a shareholder expressly requests or otherwise authorizes disclosure; or (iv) the Corporation concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes.
(j)The tabulators and inspectors of election and any authorized agents or other persons engaged in the receipt, count and tabulation of proxies and ballots shall be advised of this By-law and instructed to comply herewith.
(k)The inspectors of election shall certify, to the best of their knowledge based on due inquiry, that proxies and ballots have been kept in confidence as required by this Section 1.12.

2.DIRECTORS.
1.5.Powers of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all the powers of the Corporation except such as are by applicable law, the Articles of Incorporation or these By-laws required to be exercised or performed by the shareholders.
1.6.Number, Method of Election, Terms of Office of Directors. (a) The number of Directors which shall constitute the whole Board shall be such as set forth in, and as determined in accordance with, the Articles of Incorporation. All Directors elected at an Annual Meeting shall be elected for a term expiring at the next annual meeting of shareholders, with each such Director to hold office until such Director’s successor shall have been elected and qualified, or until his, her or their earlier death, retirement, resignation or removal. Directors need not be shareholders of the Corporation or citizens of the United States of America.
(a)Nominations of persons for election as Directors may be made by the Board or by a shareholder in accordance with Section 1.3(a)(iii), Section 1.3(a)(iv) or Section 1.4 of these By-laws, as applicable. For nominations by a shareholder of persons for election as Directors to be properly brought before an annual meeting of shareholders pursuant to Section 1.3(a)(iii) or before a special meeting pursuant to Section 1.4, the shareholder must have given written notice of such shareholder’s intent to make such nomination either by personal delivery or by United States mail, postage prepaid, to the Secretary, received at the principal executive offices of the Corporation and (i) with respect to an election to be held at an annual meeting of shareholders, received by the Close of Business on the date that is not less than 90 calendar days nor more than 120 calendar days prior to the anniversary date of the Corporation’s proxy statement released to shareholders in connection with the previous year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting was changed by more than 30 calendar days from the anniversary date of the previous year’s annual meeting, notice by the shareholder must be so received by the Close of Business on the date that is (A) not earlier than 120 calendar days prior to such annual meeting and (B) not later than 90 calendar days prior to such annual meeting or 10 calendar days following the date on which Public Announcement of the date of the meeting is first made, whichever is later; and (ii) with respect to an election to be held at a special meeting of shareholders for the election of Directors called pursuant to Section 1.4(a)(i) or (ii) of these By-laws, received by the Close of Business on the date that is (A) not earlier than 120 calendar days prior to such special meeting and (B) not later than 90 calendar days prior to such special meeting or 10 calendar days following the date on which Public Announcement of the date of the special meeting is first made, whichever is later. In no event shall an adjournment or postponement of a meeting commence a new time period, or extend any time period, for the giving of written notice.
(b)Any such notice shall set forth: (i) the name and address of the shareholder who intends to make the nomination and the beneficial owner, if any, on whose behalf the nomination is made and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and that the shareholder (or a Qualified Representative) intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of any agreement, arrangement or understanding with respect to the nomination and/or the voting of shares of any class or series of stock of the Corporation between the shareholder, the beneficial owner, if any, on whose behalf the nomination is made, the nominee, any of their respective Affiliates or Associates, including, for the avoidance of doubt, if such shareholder or beneficial owner is an entity, each director, executive, managing member or any other “control” person of such entity, and/or any others acting in concert with any of the foregoing (collectively, for purposes of this Section 2.2, “Proponent Persons”) and any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D under the Exchange Act (regardless of whether the requirement to file a Schedule 13D is applicable); (iv) any other information relating to such shareholder, the beneficial owner, if any, on whose behalf the nomination is made, and the nominee proposed by such shareholder as would have been required to be included in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in an election contest (or that is otherwise required pursuant to and in accordance with Section 14(a) of the Exchange Act); (v) the consent of each nominee to being named as a nominee in a proxy statement and form of proxy and to serve as a Director if so elected and each nominee’s completed and signed questionnaire generally required of the Corporation’s Directors (which questionnaire(s) shall be provided by the Secretary of the Corporation upon written request); (vi) whether the shareholder or beneficial owner, if any, intends to solicit (within the meaning of Rule 14a-1(l) under the Exchange Act) proxies or votes from shareholders in support of such shareholder’s nominee(s), and if so, (x) whether such solicitation is an exempt solicitation as described in Rule 14a-2(b) under the Exchange Act and the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation, (y) except for an exempt solicitation within the meaning of Rule 14a-2(b) under the Exchange Act or a nomination made by an Eligible Shareholder under Section 2.12 of these By-laws, confirming that such person or group will deliver, through means satisfying each of the conditions that would be applicable to the Corporation under either Rule 14a-16(a) or Rule 14a-16(n) of the Exchange Act, a proxy statement and form of proxy to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act) of at least 67% of the voting power of all outstanding shares of stock of the Corporation entitled to vote generally in an election of Directors, and (z) a representation that immediately after soliciting the percentage of shareholders referred to under clause (y) above, such shareholder or beneficial owner, if any, will provide the Corporation with documents, which may take the form of a certified statement and documentation from a proxy solicitor, specifically demonstrating that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of such percentage of the Corporation’s stock; (vii) the class or series and number of shares of stock of the Corporation which are owned of record by such shareholder and such beneficial owner as of the date of the notice; (viii)  a description of any agreement, arrangement or understanding (including without limitation any swap or other derivative or short position, profits interest, hedging transaction, borrowed or loaned shares, any contract to purchase or sell, any option, right or warrant to purchase or sell or other instrument) to which any Proponent Person is a party, the intent or effect of which may be (x) to transfer to or from any Proponent Person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, (y) to maintain, increase or decrease the voting power of any Proponent Person with respect to shares of any class or series of capital stock of the Corporation and/or (z) to provide any Proponent Person, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, or to mitigate any loss resulting from, the value (or any increase or decrease in the value) of any security of the Corporation; (ix) the class or series and number of shares of stock of the Corporation which are Beneficially Owned by the shareholder, the beneficial owner, if any, on whose behalf the nomination is made, or any other Proponent Person as of the date of the notice; and (x) a written representation and agreement of each nominee, which shall be signed by each nominee and pursuant to which each such nominee shall represent and agree that he, she or they (A) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such nominee, if elected as a Director, will act or vote on any issue or question that (1) has not been disclosed to the Corporation or (2) could limit or interfere with his, her or their ability to comply with his, her or their fiduciary duties as a Director under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a Director that has not been disclosed to the Corporation and (C) if elected as a Director, will comply with all of the Corporation’s corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, and any other Corporation policies and guidelines applicable to Directors; provided, however, that the information required by clauses (iii), (vi), (viii) and (ix) of this Section 2.2(c) shall not include any information with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other entity that is a Proponent Person solely as a result of being the shareholder directed to prepare and submit the notice required by these By-laws on behalf of a beneficial owner. A shareholder providing notice of a proposed nomination shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is 15 calendar days prior to the meeting or any adjournment or postponement thereof; such update and supplement shall be delivered in writing to the Secretary of the Corporation at the principal executive offices of the Corporation not later than five calendar days after the record date for the meeting (in the case of any update and supplement required to be made as of the record date), and not later than 10 calendar days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of 15 calendar days prior to the meeting or any adjournment or postponement thereof). Notwithstanding the foregoing, if the shareholder does not appear or send a Qualified Representative to present the proposed nomination at a meeting of shareholders, the Corporation need not present such nomination for a vote at such meeting, notwithstanding that proxies in respect of such nominee may have been received by the Corporation. The chair of any meeting of shareholders to elect Directors or the Board may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures or if the shareholder solicits proxies in support of such shareholder’s nominee(s) without such shareholder having made the representation required by clause (c)(vi) of this Section 2.2. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.
(c)In an uncontested election (i.e., any election in which the number of nominees does not exceed the number of Directors to be elected), Directors shall be elected by a majority of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Any Director nominee that does not receive the requisite votes shall not be elected. Any Director nominee who fails to be elected but who is a Director at the time of the election shall promptly provide a written resignation to the Chair or the Secretary and remain a Director until a successor shall have been elected and qualified (a “Holdover Director”). In a contested election (i.e., any election where the number of nominees exceeds the number of Directors to be elected), Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.
The Nominating and Governance Committee (or the equivalent committee then in existence) shall promptly consider the resignation and all relevant facts and circumstances concerning the vote and the best interests of the Corporation and its shareholders. After consideration, the Nominating and Governance Committee shall make a recommendation to the Board whether to accept or reject the tendered resignation, or whether other action should be taken.
The Board will act on the Nominating and Governance Committee’s recommendation no later than its next regularly scheduled Board Meeting or within 90 days after certification of the shareholder vote, whichever is earlier.
The Board will promptly publicly disclose its decision (by a press release, a filing with the SEC or other broadly disseminated means of communication) and the reasons for its decision.
Any Holdover Director who tenders a resignation shall not participate in the Nominating and Governance Committee’s recommendation or Board action regarding whether to accept the resignation offer. If a Holdover Director’s resignation is not accepted, such Holdover Director shall continue to serve until his, her or their successor is duly elected and qualified or his, her or their earlier resignation or removal. If a Holdover Director’s resignation is accepted, then the Board may fill the resulting vacancy, or decrease the size of the Board, pursuant to the provisions of Article Fifth of the Articles of Incorporation.
If each member of the Nominating and Governance Committee receives less than a majority of the votes cast at the same election, then the Board shall appoint a committee composed of three independent Directors (with an independent Director being a Director that has been determined by the Board to be “independent” under such criteria as it deems applicable, including, without limitation, applicable New York Stock Exchange rules and regulations and other applicable law) who received a majority or more of the votes cast to consider the resignation offers and recommend to the Board whether to accept the offers. However, if there are fewer than three independent Directors who receive a majority or more of the votes cast in the same election then the Board will promptly consider the resignation and all relevant facts and circumstances concerning the vote and the best interests of the Corporation and its shareholders and act no later than its next regularly scheduled Board Meeting or within 90 days after certification of the shareholder vote, whichever is earlier. If all Directors receive less than a majority of the votes cast at the same election, the election shall be treated as a contested election and the majority vote requirement shall be inapplicable.
1.7.Vacancies on Board. (a) Any Director may resign from office at any time by delivering a written resignation to the Chair or the Secretary. The resignation will take effect at the time specified therein, or, if no time is specified, at the time of its receipt by the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.
(a)Any vacancy resulting from the death, retirement, resignation, or removal of a Director and any newly created Directorship resulting from any increase in the authorized number of Directors may be filled by vote of a majority of the Directors then in office, though less than a quorum. Any Director elected to fill any vacancy shall serve until the next annual meeting of shareholders, with such Director to hold office until such Director’s successor shall have been elected and qualified, or until his, her or their earlier death, retirement, resignation or removal. If there are no Directors in office, then an election of Directors may be held in the manner provided by applicable law.
1.8.Meetings of the Board. (a) The Board may hold its meetings, both regular and special, either within or outside the state of Indiana, at such places as from time to time may be determined by the Board or as may be designated in the respective notices or waivers of notice thereof.
(a)Regular meetings of the Board shall be held at such times and at such places as from time to time shall be determined by the Board.
(b)The first meeting of each newly elected Board shall be held as soon as practicable after the annual meeting of the shareholders and shall be for the election of officers and the transaction of such other business as may come before it.
(c)Special meetings of the Board shall be held whenever called by direction of the Chair or at the request of Directors constituting one-third of the number of Directors then in office.
(d)Members of the Board or any Committee of the Board may participate in a meeting by means of a telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.
(e)The Secretary shall give notice to each Director of any meeting of the Board by mailing the same at least two days before the meeting or by telegraphing or delivering the same not later than the day before the meeting. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting. Any and all business may be transacted at any meeting of the Board. No notice of any adjourned meeting need be given. No notice to or waiver by any Director shall be required with respect to any meeting at which the Director is present.
1.9.Quorum and Action. Except as otherwise expressly required by applicable law, the Articles of Incorporation or these By-laws, at any meeting of the Board, the presence of at least a majority of the entire Board shall constitute a quorum for the transaction of business; but if there shall be less than a quorum at any meeting of the Board, a majority of those present may adjourn the meeting from time to time. Unless otherwise provided by applicable law, the Articles of Incorporation or these By-laws, the vote of a majority of the Directors present (and not abstaining) at any meeting at which a quorum is present shall be necessary for the approval and adoption of any resolution or the approval of any act of the Board.
1.10.Chair and Secretary of Meeting. The Chair or, in the absence of the Chair, a member of the Board selected by the members present, shall preside at meetings of the Board. The Secretary shall act as secretary of the meeting, but, in the Secretary’s absence, the director presiding at the meeting may appoint a secretary of the meeting.
1.11.Action by Consent without Meeting. Any action required or permitted to be taken at any meeting of the Board or of any Committee thereof may be taken without a meeting if all members of the Board or Committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of their proceedings.
1.12.Standing Committees. By resolution adopted by a majority of the entire Board, the Board may, from time to time, establish such Standing Committees (including, without limitation, an Audit Committee, a Leadership Development and Compensation Committee, and a Nominating and Governance Committee, or similarly named committees) with such powers of the Board as it may consider appropriate, consistent with applicable law, the Articles of Incorporation and these By-laws and which are specified by resolution or by committee charter approved by a majority of the entire Board. By resolution adopted by a majority of the entire Board, the Board shall elect, from among its members, individuals to serve on such Standing Committees established by this Section 2.8.

1.13.Other Committees. By resolution passed by a majority of the entire Board, the Board may also appoint from among its members such other Committees as it may from time to time deem desirable and may delegate to such Committees such powers of the Board as it may consider appropriate, consistent with applicable law, the Articles of Incorporation and these By-laws. Except to the extent inconsistent with the resolutions creating a Committee, Sections 2.4, 2.5, 2.7 and 10 of these By-laws, which govern meetings, action without meetings, notice and waiver of notice, quorum and voting requirements and telephone participation in meetings of the Board, shall apply to each Committee (including any Standing Committee) and its members as well.
1.14.Compensation of Directors. Unless otherwise restricted by the Articles of Incorporation or these By-laws, Directors shall receive for their services on the Board or any Committee thereof such compensation and benefits, including the granting of options, together with expenses, if any, as the Board may from time to time determine. The Directors may be paid a fixed sum for attendance at each meeting of the Board or Committee thereof and/or a stated annual sum as a Director, together with expenses, if any, of attendance at each meeting of the Board or Committee thereof. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.
1.15.Mandatory Classified Board Structure. The provisions of IC 23-1-33-6(c) shall not apply to the Corporation.
1.16.Proxy Access for Director Nominations. (a) Subject to the terms and conditions of these By-laws, in connection with an annual meeting of shareholders at which Directors are to be elected, the Corporation will include in its proxy statement and on its form of proxy the name of a nominee for election to the Board submitted pursuant to this Section 2.12 (a “Shareholder Nominee”), and will include in its proxy statement the “Required Information” (as defined below), if: (i) the Shareholder Nominee satisfies the eligibility requirements in this Section 2.12; (ii) the Shareholder Nominee is identified in a timely notice (the “Shareholder Notice”) that satisfies this Section 2.12 and is delivered by a shareholder that qualifies as, or is acting on behalf of, an Eligible Shareholder (as defined below); (iii) the Eligible Shareholder expressly elects at the time of the delivery of the Shareholder Notice to have the Shareholder Nominee included in the Corporation’s proxy materials; and (iv) the additional requirements of these By-laws are met.
(b)To qualify as an “Eligible Shareholder,” a shareholder or a group as described in this Section 2.12(b) must: (i) Own and have Owned (as defined below), continuously for at least three years as of the date of the Shareholder Notice, a number of shares (as adjusted to account for any stock dividend, stock split, subdivision, combination, reclassification or recapitalization of Common Stock) that represents at least three percent (3%) of the outstanding shares of Common Stock of the Corporation that are entitled to vote generally in the election of directors as of the date of the Shareholder Notice (the “Required Shares”); and (ii) thereafter continue to Own the Required Shares through such annual meeting of shareholders.
For purposes of satisfying the ownership requirements of this Section 2.12(b), a group of no more than 20 shareholders and/or beneficial owners may aggregate the number of shares of Common Stock that each group member has Owned continuously for at least three years as of the date of the Shareholder Notice. No shares may be attributed to more than one Eligible Shareholder, and no shareholder or beneficial owner, alone or together with any of its Affiliates, may individually or as a member of a group qualify as or constitute more than one Eligible Shareholder under this Section 2.12. A group of any two or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by a single employer, or (C) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one shareholder or beneficial owner. Whenever an Eligible Shareholder consists of a group of shareholders and/or beneficial owners, any and all requirements and obligations for an Eligible Shareholder set forth in this Section 2.12 must be satisfied by and as to each such shareholder or beneficial owner, except that shares may be aggregated as specified in this Section 2.12(b) and except as otherwise provided in this Section 2.12.
(c)For purposes of this Section 2.12:
(i)A shareholder or beneficial owner shall be deemed to “Own” only those outstanding shares of Common Stock as to which such person possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in

(including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (1) sold by such person or any of its Affiliates in any transaction that has not been settled or closed, (2) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its Affiliates pursuant to an agreement to resell, or (3) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such person or any of its Affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of Common Stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such person’s or its Affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree any gain or loss arising from the full economic ownership of such shares by such person or its Affiliate. The terms “Owned,” “Owning” and other variations of the word “Own,” when used with respect to a shareholder or beneficial owner, shall have correlative meanings.
(ii)A shareholder or beneficial owner shall “Own” shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of Directors and the right to direct the disposition thereof and possesses the full economic interest in the shares. The person’s Ownership of shares shall be deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the shareholder.
(iii)A shareholder or beneficial owner’s Ownership of shares shall be deemed to continue during any period in which the person has loaned such shares provided that the person has the power to recall such loaned shares on five business days’ notice.
(d)For purposes of this Section 2.12, the “Required Information” that the Corporation will include in its proxy statement is: (i) the information set forth in the Schedule 14N provided with the Shareholder Notice concerning each Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in the Corporation’s proxy statement by the applicable requirements of the Exchange Act and the rules and regulations thereunder; and (ii) if the Eligible Shareholder so elects, a written statement of the Eligible Shareholder (or, in the case of a group, a written statement of the group), not to exceed 500 words, in support of each Shareholder Nominee, which must be provided at the same time as the Shareholder Notice for inclusion in the Corporation’s proxy statement for the annual meeting (the “Statement”).
Notwithstanding anything to the contrary contained in this Section 2.12, the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is untrue in any material respect (or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law, rule, regulation or listing standard. Nothing in this Section 2.12 shall limit the Corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Eligible Shareholder or Shareholder Nominee.
(e)The Shareholder Notice shall be delivered by a shareholder and shall set forth all information, questionnaires, representations and agreements required under Section 2.2 of these By-laws (except for the information required by Section 2.2(c)(vi)), including with respect to the shareholder, any Eligible Shareholder (including, in the case of a group, each shareholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Shareholder), and any other Proponent Person, to the extent applicable. In addition, such Shareholder Notice shall include:
(iv)a copy of the Schedule 14N that has been or concurrently is filed with the SEC under the Exchange Act;
(v)a statement of the Eligible Shareholder (and in the case of a group, the written statement of each shareholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Shareholder), which statement(s) shall also be included in the Schedule 14N filed with the SEC: (A) setting forth and certifying to the number of shares of Common Stock the Eligible Shareholder Owns and has Owned (as defined in

Section 2.12(c) of these By-laws) continuously for at least three years as of the date of the Shareholder Notice, (B) agreeing to continue to Own such shares through the annual meeting, and (C) regarding whether it intends to maintain Ownership of the Required Shares for at least one year following the annual meeting;
(vi)the written agreement of the Eligible Shareholder (and in the case of a group, the written agreement of each shareholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Shareholder) addressed to the Corporation, setting forth the following additional agreements, representations, and warranties: (A) it will provide (1) within five business days of the record date for the annual meeting both the information required under Section 2.2(c) of these By-laws (except for the information required by Section 2.2(c)(vi)) and written statements from the record holder and intermediaries as required under Section 2.12(g) of these By-laws verifying the Eligible Shareholder’s continuous Ownership of the Required Shares, in each case, as of the record date, and (2) immediate notice to the Corporation if the Eligible Shareholder ceases to own any of the Required Shares prior to the annual meeting of shareholders, (B) it (1) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not currently have any such intent, (2) has not nominated and will not nominate for election to the Board at the annual meeting any person other than the Shareholder Nominee(s) being nominated pursuant to this Section 2.12, (3) has not engaged and will not engage in, and has not been and will not be a participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in, a solicitation within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a Director at the annual meeting other than its Shareholder Nominee or a nominee of the Board, and (4) will not distribute to any shareholder any form of proxy for the annual meeting other than the form distributed by the Corporation, and (C) it will (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the shareholders of the Corporation or out of the information that the Eligible Shareholder provided to the Corporation, (2) indemnify and hold harmless the Corporation and each of its Directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its Directors, officers or employees arising out of the nomination or solicitation process pursuant to this Section 2.12, (3) comply with all laws, rules, regulations and listing standards applicable to any solicitation in connection with the annual meeting, (4) file all materials described below in Section 2.12(g)(iii) of these By-laws with the SEC, regardless of whether any such filing is required under Regulation 14A of the Exchange Act, or whether any exemption from filing is available for such materials under Regulation 14A of the Exchange Act, and (5) at the request of the Corporation, promptly, but in any event within five business days after such request, provide to the Corporation prior to the day of the annual meeting such additional information as reasonably requested by the Corporation; and
(vii)in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all members of the group with respect to the nomination and matters related thereto, including withdrawal of the nomination.
(d)To be timely under this Section 2.12, the Shareholder Notice must be received at the principal executive offices of the Corporation by the Close of Business on the date that is not less than 120 calendar days nor more than 150 calendar days prior to the anniversary date of the Corporation’s proxy statement released to shareholders in connection with the previous year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting was changed by more than 30 calendar days from the anniversary date of the previous year’s annual meeting, to be timely, the Shareholder Notice must be so received by the Close of Business on the date that is (i) not earlier than 150 calendar days prior to such annual meeting and (ii) not later than 120 calendar days prior to such annual meeting or 10 calendar days following the day on which Public Announcement of the date of such meeting is first made by the Corporation, whichever is later. In no event shall an adjournment or postponement of an annual meeting commence a new time period, or extend any time period, for the giving of the Shareholder Notice as described above.
(e)An Eligible Shareholder must:

(viii)within five business days after the date of the Shareholder Notice, provide to the Corporation one or more written statements from the record holder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case during the requisite three-year holding period, specifying the number of shares that the Eligible Shareholder Owns, and has Owned continuously in compliance with this Section 2.12;
(ix)include in the Schedule 14N filed with the SEC a statement by the Eligible Shareholder (and in the case of a group, by each shareholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Shareholder) certifying (A) the number of shares of Common Stock that it Owns and has Owned continuously for at least three years as of the date of the Shareholder Notice, and (B) that it Owns and has Owned such shares within the meaning of Section 2.12(c) of these By-laws;
(x)file with the SEC any solicitation or other communication by or on behalf of the Eligible Shareholder relating to the Corporation’s annual meeting of shareholders, one or more of the Corporation’s Directors or Director nominees or any Shareholder Nominee, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act; and
(xi)in the case of any group, within five business days after the date of the Shareholder Notice, provide to the Corporation documentation reasonably satisfactory to the Corporation demonstrating that the number of shareholders and/or beneficial owners within such group does not exceed 20, including whether a group of funds qualifies as one shareholder or beneficial owner within the meaning of Section 2.12(b) of these By-laws.
The information provided pursuant to this Section 2.12(g) shall be deemed part of the Shareholder Notice for purposes of this Section 2.12.
(a)Within the time period for delivery of the Shareholder Notice, a written representation and agreement of each Shareholder Nominee shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation, which shall be signed by each Shareholder Nominee and pursuant to which each such Shareholder Nominee shall represent and agree that he, she or they consents to being named in the Corporation’s proxy statement and form of proxy as a nominee and to serving as a Director if elected. The Corporation may request such additional information as necessary to permit the Board to determine if each Shareholder Nominee satisfies the requirements of this Section 2.12 and the Shareholder Nominee must promptly, but in any event within five business days after such request, provide such additional information.
(b)In the event that any information or communications provided by the Eligible Shareholder or any Shareholder Nominees to the Corporation or its shareholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), such Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the Secretary and provide the information that is required to make such information or communication true, correct, complete and not misleading; it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s right to omit a Shareholder Nominee from its proxy materials as provided in this Section 2.12.
(c)Notwithstanding anything to the contrary contained in this Section 2.12, the Corporation may omit from its proxy materials any Shareholder Nominee, and such nomination shall be disregarded and no vote on such Shareholder Nominee will occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation, if:
(xii)the Eligible Shareholder or Shareholder Nominee breaches any of its respective agreements, representations, or warranties set forth in the Shareholder Notice (or otherwise submitted pursuant to this Section 2.12), any of the information in the Shareholder Notice (or otherwise submitted pursuant to this Section 2.12) was not, when provided, true, correct and complete, or the Eligible Shareholder or applicable Shareholder Nominee otherwise fails to comply with its obligations pursuant to these By-laws, including, but not limited to, its obligations under this Section 2.12;

(xiii)the Shareholder Nominee (A) is not independent under any applicable listing standards, any applicable rules of the SEC, and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s Directors, (B) is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, (C) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding (excluding traffic violations and other minor offenses) within the past ten years or (D) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended;
(xiv)the Corporation has received a notice (whether or not subsequently withdrawn) that a shareholder intends to nominate any candidate for election to the Board pursuant to the advance notice requirements for shareholder nominees for director in Section 2.2 of these By-laws; or
(xv)the election of the Shareholder Nominee to the Board would cause the Corporation to violate the Articles of Incorporation of the Corporation, these By-laws, any applicable law, rule, regulation or listing standard.
(f)The maximum number of Shareholder Nominees submitted by all Eligible Shareholders that may be included in the Corporation’s proxy materials pursuant to this Section 2.12, shall not exceed the greater of (x) two or (y) twenty percent (20%) of the number of Directors in office as of the last day on which a Shareholder Notice may be delivered pursuant to this Section 2.12 with respect to the annual meeting, or if such amount is not a whole number, the closest whole number (rounding down) below twenty percent (20%) (such resulting number, the “Permitted Number”); provided that the Permitted Number shall be reduced by (i) any Shareholder Nominee whose name was submitted for inclusion in the Corporation’s proxy materials pursuant to this Section 2.12 but whom the Board decides to nominate as a Board nominee; and (ii) any nominees who were previously elected to the Board as Shareholder Nominees at any of the preceding two annual meetings and who are nominated for election at such annual meeting by the Board as a Board nominee. In the event that one or more vacancies for any reason occurs after the date of the Shareholder Notice but before the annual meeting and the Board resolves to reduce the size of the Board in connection therewith, the Permitted Number shall be calculated based on the number of Directors in office as so reduced. An Eligible Shareholder submitting more than one Shareholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 2.12 shall rank such Shareholder Nominees based on the order that the Eligible Shareholder desires such Shareholder Nominees to be selected for inclusion in the Corporation’s proxy materials and include such specified rank in its Shareholder Notice submitted to the Corporation. In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 2.12 exceeds the Permitted Number, the Corporation shall determine which Shareholder Nominees shall be included in the Corporation’s proxy materials in accordance with the following provisions: the highest ranking Shareholder Nominee of each Eligible Shareholder will be selected for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of the Corporation each Eligible Shareholder disclosed as Owned in its respective Shareholder Notice submitted to the Corporation. If the Permitted Number is not reached after each Eligible Shareholder has had one Shareholder Nominee selected, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached. Following such determination, if any Shareholder Nominee who satisfies the eligibility requirements in this Section 2.12 thereafter is nominated by the Board, thereafter is not included in the Corporation’s proxy materials or thereafter is not submitted for Director election for any reason (including the Eligible Shareholder’s or Shareholder Nominee’s failure to comply with this Section 2.12), no other nominee or nominees shall be included in the Corporation’s proxy materials or otherwise submitted for election as a Director at the applicable annual meeting in substitution for such Shareholder Nominee(s).
(g)Any Shareholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of shareholders but withdraws from or becomes ineligible or unavailable for election at the annual meeting for any reason, including for the failure to comply with any provision of these By-laws (provided that in no event shall any such withdrawal, ineligibility or unavailability commence a new time period (or extend any time period) for the giving of a Shareholder Notice), will be ineligible to be a Shareholder Nominee pursuant to this Section 2.12 for the next two annual meetings.

(h)Notwithstanding the foregoing provisions of this Section 2.12, unless otherwise required by law or otherwise determined by the chair of the meeting or the Board, if the shareholder delivering the Shareholder Notice (or a Qualified Representative of the shareholder) does not appear at the annual meeting of shareholders of the Corporation to present its Shareholder Nominee or Shareholder Nominees, such nomination or nominations shall be disregarded, notwithstanding that proxies in respect of the election of the Shareholder Nominee or Shareholder Nominees may have been received by the Corporation. Without limiting the Board’s power and authority to interpret any other provisions of these By-laws, compliance with the requirements of this Section 2.12 and related provisions of these By-laws shall be determined in good faith by the Board, which determination shall be conclusive and binding on all persons, including the Corporation and the shareholders. This Section 2.12 shall be the exclusive method for shareholders to include nominees for Director election in the Corporation’s proxy materials.
3.OFFICERS.
1.5.Officer, Titles, Elections, Terms. (a) The Board may from time to time elect a Chair, a Chief Executive, a Vice Chair, a President, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Corporate Vice Presidents, a Chief Financial Officer, a Chief Accounting Officer, a Controller, a Treasurer, a Secretary, a General Counsel, one or more Assistant Controllers, one or more Assistant Treasurers, one or more Assistant Secretaries, and one or more Deputy General Counsels, to serve at the pleasure of the Board or otherwise as shall be specified by the Board at the time of such election and until their successors are elected and qualified or until their earlier death, retirement, resignation or removal.
(a)The Board may elect or appoint at any time such other officers or agents with such duties as it may deem necessary or desirable. Such other officers or agents shall serve at the pleasure of the Board or otherwise as shall be specified by the Board at the time of such election or appointment and, in the case of such other officers, until their successors are elected and qualified or until their earlier death, retirement, resignation or removal. Each such officer or agent shall have such authority and shall perform such duties as may be provided herein or as the Board may prescribe. The Board may from time to time authorize any officer or agent to appoint and remove any other such officer or agent and to prescribe such person’s authority and duties.
(b)No person may be elected or appointed an officer who is not a citizen of the United States of America if such election or appointment is prohibited by applicable law or regulation.
(c)Any vacancy in any office may be filled for the unexpired portion of the term by the Board. Each officer elected or appointed during the year shall hold office until the next annual meeting of the Board at which officers are regularly elected or appointed and until his, her or their successor is elected or appointed and qualified or until his, her or their earlier death, retirement, resignation or removal.
(d)Any officer or agent elected or appointed by the Board may be removed at any time by the affirmative vote of a majority of the entire Board.
(e)Any officer may resign from office at any time. Such resignation shall be made in writing and given to the President or the Secretary. Any such resignation shall take effect at the time specified therein, or, if no time is specified, at the time of its receipt by the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.
1.1.General Powers of Officers. Except as may be otherwise provided by applicable law or in Article 6 or Article 7 of these By-laws, the Chair, any Vice Chair, the President, any Executive Vice President, any Senior Vice President, any Corporate Vice President, the Chief Financial Officer, the General Counsel, the Chief Accounting Officer, the Controller, the Treasurer and the Secretary, or any of them, may (a) execute and deliver in the name of the Corporation, in the name of any Division of the Corporation or in both names any agreement, contract, instrument, power of attorney or other document pertaining to the business or affairs of the Corporation or any Division of the Corporation, including without limitation agreements or contracts with any government or governmental department, agency or instrumentality, and (b) delegate to any employee or agent the power to execute and deliver any such agreement, contract, instrument, power of attorney or other document.

1.2.Powers of the Chair or Chief Executive. The Chair shall be the Chief Executive (as defined in Section 3.11) of the Corporation unless the Board specifically elects the President to be Chief Executive of the Corporation, in which case the President shall be the Chief Executive. If either the Chair or the President is the Chief Executive, then he, she or they shall report directly to the Board. Except in such instances as the Board may confer powers in particular transactions upon any other officer, and subject to the control and direction of the Board, the Chief Executive shall manage and direct the business and affairs of the Corporation and shall communicate to the Board and any Committee thereof reports, proposals and recommendations for their respective consideration or action. He, she or they may do and perform all acts on behalf of the Corporation. The Chair (whether or not the Chief Executive) shall preside at meetings of the Board and the shareholders.
1.1.Powers and Duties of a Vice Chair. A Vice Chair shall have such powers and perform such duties as the Board or the Chair may from time to time prescribe or as may be prescribed in these By-laws.
1.2.Powers and Duties of the President. Unless the President is the Chief Executive, the President shall have such powers and perform such duties as the Board or the Chair may from time to time prescribe or as may be prescribed in these By-laws. If the President is the Chief Executive, then Section 3.3 of these By-laws shall be applicable.
1.3.Powers and Duties of Executive Vice Presidents, Senior Vice Presidents and Corporate Vice Presidents. Executive Vice Presidents, Senior Vice Presidents and Corporate Vice Presidents shall have such powers and perform such duties as the Board, the Chair, or the Chief Executive may from time to time prescribe or as may be prescribed in these By-laws.
1.4.Powers and Duties of the Chief Financial Officer. The Chief Financial Officer shall have such powers and perform such duties as the Board, the Chair, the Chief Executive, or any Vice Chair may from time to time prescribe or as may be prescribed in these By-laws. The Chief Financial Officer shall cause to be prepared and maintained (i) a stock ledger containing the names and addresses of all shareholders and the number of shares of each class and series held by each and (ii) the list of shareholders for each meeting of the shareholders as required by Section 1.11 of these By-laws. The Chief Financial Officer shall be responsible for the custody of all stock books and of all unissued stock certificates.
1.5.Powers and Duties of the Chief Accounting Officer, Controller and Assistant Controllers. (a) The Chief Accounting Officer, Controller or the Corporate Vice President, Finance, as determined by the Chief Financial Officer, shall be responsible for the maintenance of adequate accounting records of all assets, liabilities, capital and transactions of the Corporation. The Chief Accounting Officer, Controller, or the Corporate Vice President, Finance as determined by the Chief Financial Officer, shall prepare and render such balance sheets, income statements, budgets and other financial statements and reports as the Board or the Chair or the Chief Executive may require, and shall perform such other duties as may be prescribed or assigned pursuant to these By-laws and all other acts incident to the position of the Chief Accounting Officer, Controller, or the Corporate Vice President, Finance.
(a)Each Assistant Controller shall perform such duties as from time to time may be assigned by the Controller or by the Board. In the event of the absence, incapacity or inability to act of the Controller, then any Assistant Controller may perform any of the duties and may exercise any of the powers of the Controller.
1.6.Powers and Duties of the Treasurer and Assistant Treasurers. (a) The Treasurer shall have the care and custody of all the funds and securities of the Corporation except as may be otherwise ordered by the Board, and shall cause such funds (i) to be invested or reinvested from time to time for the benefit of the Corporation as may be designated by the Board, the Chair, any Vice Chair, the President, the Chief Financial Officer or the Treasurer or (ii) to be deposited to the credit of the Corporation in such banks or depositories as may be designated by the Board, the Chair, any Vice Chair, the President, the Chief Financial Officer or the Treasurer, and shall cause such securities to be placed in safekeeping in such manner as may be designated by the Board, the Chair, any Vice Chair, the President, the Chief Financial Officer or the Treasurer.
(a)The Treasurer, any Assistant Treasurer or such other person or persons as may be designated for such purpose by the Board, the Chair, any Vice Chair, the President, the Chief

Financial Officer or the Treasurer may endorse in the name and on behalf of the Corporation all instruments for the payment of money, bills of lading, warehouse receipts, insurance policies and other commercial documents requiring such endorsement.
(b)The Treasurer, any Assistant Treasurer or such other person or persons as may be designated for such purpose by the Board, the Chair, any Vice Chair, the President, the Chief Financial Officer or the Treasurer (i) may sign all receipts and vouchers for payments made to the Corporation; (ii) shall render a statement of the cash account of the Corporation to the Board as often as it shall require the same; and (iii) shall enter regularly in books to be kept for that purpose full and accurate account of all moneys received and paid on account of the Corporation and of all securities received and delivered by the Corporation.
(c)The Treasurer shall perform such other duties as may be prescribed or assigned pursuant to these By-laws and all other acts incident to the position of Treasurer. Each Assistant Treasurer shall perform such duties as may from time to time be assigned by the Treasurer or by the Board. In the event of the absence, incapacity or inability to act of the Treasurer, then any Assistant Treasurer may perform any of the duties and may exercise any of the powers of the Treasurer.
1.7.Powers and Duties of the Secretary and Assistant Secretaries. (a) The Secretary shall keep the minutes of all proceedings of the shareholders, the Board and the Committees of the Board. The Secretary shall attend to the giving and serving of all notices of the Corporation, in accordance with the provisions of these By-laws and as required by applicable law. The Secretary shall be the custodian of the seal of the Corporation. The Secretary shall affix or cause to be affixed the seal of the Corporation to such contracts, instruments and other documents requiring the seal of the Corporation, and when so affixed may attest the same and shall perform such other duties as may be prescribed or assigned pursuant to these By-laws and all other acts incident to the position of Secretary.
(b)Each Assistant Secretary shall perform such duties as may from time to time be assigned by the Secretary or by the Board. In the event of the absence, incapacity or inability to act of the Secretary, then any Assistant Secretary may perform any of the duties and may exercise any of the powers of the Secretary.
1.8.Applicable Definition. As used in these By-laws, the term “Chief Executive” shall refer to the Chair unless the President is elected to be the Chief Executive, pursuant to Section 3.3 of these By-laws, in which case the term “Chief Executive” shall refer to the President.
4.INDEMNIFICATION.
1.9.(a) Right to Indemnification. The Corporation, to the fullest extent permitted by applicable law as then in effect, shall indemnify any person who is or was a Director or officer of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a “Proceeding”) by reason of the fact that such person is or was a Director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) (a “Covered Entity”), against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. Any Director or officer of the Corporation entitled to indemnification as provided in this Section 4.1(a) is hereinafter called an “Indemnitee”. Any right of an Indemnitee to indemnification shall be a contract right and shall include the right to receive, prior to the conclusion of any Proceeding, payment of any expenses incurred by the Indemnitee in connection with such Proceeding, consistent with the provisions of applicable law as then in effect and the other provisions of this Article 4. Notwithstanding the foregoing or any other provision of this Article 4, no indemnification or advancement or payment of expenses shall be made to the Indemnitee with respect to a Proceeding, or part thereof, commenced voluntarily by the Indemnitee (including claims and counterclaims, whether such counterclaims are asserted by the Indemnitee, or the Corporation in a Proceeding commenced by the Indemnitee), except a Proceeding pursuant to Section 4.4(d) of these By-laws to enforce the Indemnitee’s rights under this Article 4, or a Proceeding commencing or continuing after a Change in Control (as defined in Section 4.4(e)(i) of these By-laws), unless the Board determines that indemnification or advancement is appropriate.
(c)Effect of Amendments. Neither the amendment or repeal of, nor the adoption of a provision inconsistent with, any provision of this Article 4 (including, without limitation, this Section 4.1(b) shall adversely affect the rights of any Director or officer under this Article 4 (i) with respect to any Proceeding commenced or threatened prior to such amendment, repeal or adoption of an inconsistent provision or (ii) after the occurrence of a Change in Control, with respect to any Proceeding arising out of any action or omission occurring prior to such amendment, repeal or adoption of an inconsistent provision, in either case without the written consent of such Director or officer.
1.10.Insurance, Contracts and Funding. The Corporation may purchase and maintain insurance to protect itself and any indemnified person against any expenses, judgments, fines and amounts paid in settlement as specified in Section 4.1(a) or Section 4.6 of these By-laws or incurred by any indemnified person in connection with any Proceeding referred to in such Sections, to the fullest extent permitted by applicable law as then in effect. The Corporation may enter into contracts with any Director, officer, employee or agent of the Corporation or any director, officer, employee, fiduciary or agent of any Covered Entity in furtherance of the provisions of this Article 4 and may create a trust fund or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article 4.
1.11.Indemnification; Not Exclusive Right. The right of indemnification provided in this Article 4 shall not be exclusive of any other rights to which any indemnified person may otherwise be entitled, and the provisions of this Article 4 shall inure to the benefit of the heirs and legal representatives of any indemnified person under this Article 4 and shall be applicable to Proceedings commenced or continuing after the adoption of this Article 4, whether arising from acts or omissions occurring before or after such adoption.
1.12.Advancement of Expenses; Procedures; Presumptions and Effect of Certain Proceedings; Remedies. In furtherance, but not in limitation, of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to the advancement of expenses and the right to indemnification under this Article 4:
(d)Advancement of Expenses. Subject to Section 4.1(a) of these By-laws, reasonable expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Any such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and shall include (i) a written affirmation of the Indemnitee’s good faith belief that he, she or they has met the standard of conduct for indemnification set forth in applicable law in effect at the time of such advance and (ii) an undertaking to reimburse (without interest) the Corporation for such expenses in the event and only to the extent that it shall be ultimately and finally determined that the Indemnitee is not entitled to indemnification under applicable law, the Corporation’s Articles of Incorporation, these By-laws, or otherwise.
(e)Procedures for Determination of Entitlement to Indemnification. (i) To obtain indemnification under this Article 4, an Indemnitee shall submit to the Secretary of the Corporation a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the “Supporting Documentation”). The determination of the Indemnitee’s entitlement to indemnification shall be made not later than 60 days after receipt by the Corporation of the written request for indemnification together with the Supporting Documentation. The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification.
(i)The Indemnitee’s entitlement to indemnification under this Article 4 shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined), if they constitute a quorum of the Board, (B) by a written opinion of Independent Counsel (as hereinafter defined) if (x) a Change in Control (as hereinafter defined) shall have occurred and the Indemnitee so requests or (y) a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, a majority of such Disinterested Directors so directs, (C) by the shareholders of the Corporation (but only if a majority of the Disinterested Directors, if they constitute a quorum of the Board, presents the issue of entitlement to indemnification to the shareholders for their determination), or (D) as provided in Section 4.4(c) of these By-laws.
(ii)In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 4.4(b)(ii) of these By-laws, a majority of the Disinterested Directors shall select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object; provided, however, that if a Change in Control shall have occurred, the Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which a majority of the Disinterested Directors does not reasonably object.
(d)Presumptions and Effect of Certain Proceedings. The Indemnitee shall be presumed to be entitled to indemnification under this Article 4 upon submission of a request for indemnification together with the Supporting Documentation in accordance with Section 4.4(b) of these By-laws, and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section 4.4(b) of these By-laws to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 days after receipt by the Corporation of the request therefor together with the Supporting Documentation, the Indemnitee shall be deemed to be, and shall be, entitled to indemnification unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. The termination of any Proceeding described in Section 4.1(a) of these By-laws, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his, her or their conduct was unlawful.
(e)Remedies of Indemnitee. (i) In the event that a determination is made pursuant to Section 4.4(b) of these By-laws that the Indemnitee is not entitled to indemnification under this Article 4, (A) the Indemnitee shall be entitled to seek an adjudication of his, her or their entitlement to such indemnification either, at the Indemnitee’s sole option, in (x) an appropriate court of the state of Indiana or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association, (B) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination, and (C) in any such judicial proceeding or arbitration the Corporation shall have the burden of proving that the Indemnitee is not entitled to indemnification under this Article 4.
(iii)If a determination shall have been made or deemed to have been made, pursuant to Section 4.4(b) or (c) of these By-laws, that the Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. In the event that (x) advancement of expenses is not timely made pursuant to Section 4.4(a) of these By-laws or (y) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 4.4(b) or (c) of these By-laws, the Indemnitee shall be entitled to seek judicial enforcement of the Corporation’s obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the state of Indiana or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in Sub-clause (A) or (B) of this Clause (ii) (a “Disqualifying Event”); provided, however, that in any such action the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.

(iv)The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 4.4(d) that the procedures and presumptions of this Article 4 are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Article 4.
(v)In the event that the Indemnitee, pursuant to this Section 4.4(d), seeks a judicial adjudication of or an award in arbitration to enforce his, her or their rights under, or to recover damages for breach of, this Article 4, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.
(a)Definitions. For purposes of this Article 4:
(vi)“Change in Control” means a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) (or any successor provision) of Schedule 14A of Regulation 14A (or any amendment or successor provision thereto) promulgated under the Exchange Act whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing twenty percent (20%) or more of the voting power of all outstanding shares of stock of the Corporation entitled to vote generally in an election of Directors without the prior approval of at least two-thirds of the members of the Board in office immediately prior to such acquisition, (B) the Corporation is a party to any merger or consolidation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of Common Stock of the Corporation would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of the shares of Common Stock of the Corporation immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, (C) there is a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Corporation, or liquidation or dissolution of the Corporation, (D) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter, or (E) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new Director whose election or nomination for election by the shareholders was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.
(vii)“Disinterested Director” means a Director who is not or was not a party to the proceeding in respect of which indemnification is sought by the Indemnitee.
(viii)“Independent Counsel” means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (a) the Corporation or the Indemnitee in any matter material to either such party or (b) any other party to the Proceeding giving rise to a claim for indemnification under this Article 4. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under applicable standards of professional conduct, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee’s rights under this Article 4.
1.3.Notice; Defense of Claims. (a) Promptly after receipt by the Indemnitee of notice of the commencement of any Proceeding, the Indemnitee shall, if a claim in respect thereof is to be made against the Corporation under this Article 4, notify the Secretary of the Corporation in writing of the commencement thereof; but an omission to so promptly notify the Corporation shall not relieve it from any liability which it may have to the Indemnitee under this Article 4, except to the extent the Corporation is actually and materially prejudiced in its defense of such Proceeding.
(a)With respect to any such Proceeding (i) the Corporation shall be entitled to participate therein at its own expense; and (ii) except as otherwise provided below, to the extent that it may wish, the Corporation jointly with any other indemnifying party shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume the defense thereof and approval by the Indemnitee of such counsel (which approval shall not be unreasonably withheld), the Corporation shall not be liable to the Indemnitee under this Article 4 for any legal or other expenses subsequently incurred by the Indemnitee for separate counsel in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The Indemnitee shall have the right to employ its counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (x) the employment of such counsel by the Indemnitee has been authorized by the Corporation, (y) the Indemnitee shall have reasonably concluded (with written notice to the Corporation setting forth the basis for such conclusion) that there may be a conflict of interest between the Corporation and the Indemnitee in the conduct of the defense of such Proceeding, or (z) the Corporation shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases the fees and expenses of counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Corporation or as to which the Indemnitee shall have made the conclusion provided for in (y) above.
(f)The Corporation shall not be liable to indemnify the Indemnitee under this Article 4 for any amounts paid in settlement of any Proceeding effected without the Corporation’s written consent. The Corporation shall not settle any Proceeding in any manner that would impose any penalty, obligation or limitation on the Indemnitee without the Indemnitee’s written consent. Neither the Corporation nor the Indemnitee shall unreasonably withhold their consent to any proposed settlement.
1.13.Indemnification of Employees and Agents. Notwithstanding any other provision of this Article 4, the Corporation, to the fullest extent permitted by applicable law as then in effect, may indemnify any person other than a Director or officer of the Corporation who is or was an employee or agent of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed Proceeding by reasons of the fact that such person is or was an employee or agent of the Corporation or, at the request of the Corporation, a director, officer, employee, fiduciary or agent of a Covered Entity against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. The Corporation may also advance expenses incurred by such employee, fiduciary or agent in connection with any such Proceeding, consistent with the provisions of applicable law as then in effect.
(a)
1.14.Severability. If any of this Article 4 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article 4 (including, without limitation, all portions of any Section of this Article 4 containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article 4 (including, without limitation, all portions of any Section of this Article 4 containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
5.CAPITAL STOCK.
1.15.Stock Certificates. (a) Shares of stock of each class of the Corporation may be issued in book-entry form or evidenced by certificates. Every certificate shall state on its face (or in the case of book-entry shares, the statement evidencing ownership of such shares shall state) the name of the Corporation and that it is organized under the laws of the State of Indiana, the name of the person to whom the certificate (or bookentry statement) was issued, and the number and class of shares and the designation of the series, if any, the certificate (or book-entry statement) represents, and shall state conspicuously on its front or back that the Corporation will furnish the shareholder, upon his written request and without charge, a summary of the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series), which certificate, if any, shall otherwise be in such form as the Board shall prescribe and as provided in Section 5.1(d) of these By-laws.
(b)If a certificate is countersigned by a transfer agent other than the Corporation or its employee, or by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles, and, if permitted by applicable law, any other signature on the certificate may be a facsimile.
(c)In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer at the date of issue.
(d)Any certificates of stock shall be issued in such form not inconsistent with the Articles of Incorporation. They shall be numbered and registered in the order in which they are issued. No certificate shall be issued until fully paid.
(e)All certificates surrendered to the Corporation shall be cancelled (other than treasury shares) with the date of cancellation and shall be retained by or under the control of the Chief Financial Officer, together with the powers of attorney to transfer and the assignments of the shares represented by such certificates, for such period of time as such officer shall designate.
1.16.Record Ownership. A record of the name of the person, firm or corporation and address of each holder of stock, the number of shares of each class and series represented thereby and the date of issue thereof shall be made on the Corporation’s books. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any person, whether or not it shall have express or other notice thereof, except as required by applicable law.
1.17.Transfer of Record Ownership. Transfers of stock shall be made on the books of the Corporation only by direction of the person named in the certificate (or book-entry statement) or such person’s attorney, lawfully constituted in writing, and only upon the surrender of the certificate, if any, therefor and a written assignment of the shares evidenced thereby. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates, if any, are presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so.
1.18.Lost, Stolen or Destroyed Certificates. New certificates or uncertificated shares representing shares of the stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed in such manner and on such terms and conditions as the Board from time to time may authorize in accordance with applicable law.
1.19.Transfer Agent; Registrar; Rules Respecting Certificates. The Corporation shall maintain one or more transfer offices or agencies where stock of the Corporation shall be transferable. The Corporation shall also maintain one or more registry offices where such stock shall be registered. The Board may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates (or book-entry statements) in accordance with applicable law.
1.20.Fixing Record Date for Determination of Shareholders of Record. (a) The Board may fix, in advance, a date as the record date for the purpose of determining the shareholders entitled to notice of, or to vote at, any meeting of the shareholders or any adjournment thereof, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty days nor less than ten days before the date of a meeting of the shareholders. If no record date is fixed by the Board, the record date for determining the shareholders entitled to notice of or to vote at a shareholders’ meeting shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting and shall fix a new record date if such adjourned meeting is more than 120 days after the date of the original meeting.
(g)The Board may fix, in advance, a date as the record date for the purpose of determining the shareholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or in order to make a determination of the shareholders for the purpose of any other lawful action, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty days prior to such action. If no record date is fixed by the Board, the record date for determining the shareholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.
6.SECURITIES HELD BY THE CORPORATION.
1.4.Voting. Unless the Board shall otherwise order, the Chair, any Vice Chair, the President, any Executive Vice President, any Senior Vice President, any Corporate Vice President, the Chief Financial Officer, the Chief Accounting Officer, the Controller, the Treasurer or the Secretary shall have full power and authority, on behalf of the Corporation, (i) to attend, act and vote at any meeting of the shareholders of any corporation in which the Corporation may hold stock and at such meeting to exercise any or all rights and powers incident to the ownership of such stock, and to execute on behalf of the Corporation a proxy or proxies empowering another or others to act as aforesaid and (ii) to delegate to any employee or agent such power and authority.
1.5.General Authorization to Transfer Securities Held by the Corporation. (a) Any of the following officers, to wit: the Chair, any Vice Chair, the President, any Executive Vice President, any Senior Vice President, any Corporate Vice President, the Chief Financial Officer, the Chief Accounting Officer, the Controller, the Treasurer, any Assistant Controller, any Assistant Treasurer, and each of them, hereby is authorized and empowered (i) to transfer, convert, endorse, sell, assign, set over and deliver any and all shares of stock, bonds, debentures, notes, subscription warrants, stock purchase warrants, evidences of indebtedness, or other securities now or hereafter standing in the name of or owned by the Corporation and to make, execute and deliver any and all written instruments of assignment and transfer necessary or proper to effectuate the authority hereby conferred, and (ii) to delegate to any employee or agent such power and authority.
(a)Whenever there shall be annexed to any instrument of assignment and transfer executed pursuant to and in accordance with the foregoing Section 6.2(a) of these By-laws, a certificate of the Secretary or any Assistant Secretary in office at the date of such certificate setting forth the provisions hereof, stating that they are in full force and effect, setting forth the names of persons who are then officers of the corporation, and certifying as to the employees or agents, if any, to whom any such power and authority have been delegated, all persons to whom such instrument and annexed certificate shall thereafter come shall be entitled, without further inquiry or investigation and regardless of the date of such certificate, to assume and to act in reliance upon the assumption that (i) the shares of stock or other securities named in such instrument were theretofore duly and properly transferred, endorsed, sold, assigned, set over and delivered by the Corporation, and (ii) with respect to such securities, the authority of these provisions of these By-laws and of such officers, employees and agents is still in full force and effect.
7.DEPOSITARIES AND SIGNATORIES.
1.1.Depositaries. The Chair, any Vice Chair, the President, the Chief Financial Officer, and the Treasurer are each authorized to designate depositaries for the funds of the Corporation deposited in its name or that of a Division of the Corporation, or both, and the signatories with respect thereto in each case, and from time to time, to change such depositaries and signatories, with the same force and effect as if each such depositary and the signatories with respect thereto and changes therein had been specifically designated or authorized by the Board; and each depositary designated by the Board or by the Chair, any Vice Chair, the President, the Chief Financial Officer, or the Treasurer shall be entitled to rely upon the certificate of the Secretary or any Assistant Secretary of the Corporation or of a Division of the Corporation setting forth the fact of such designation and of the appointment of the officers of the Corporation or of the Division or of both or of other persons who are to be signatories with respect to the withdrawal of funds deposited with such depositary, or from time to time the fact of any change in any depositary or in the signatories with respect thereto.
1.2.Signatories. Unless otherwise designated by the Board or by the Chair, any Vice Chair, the President, the Chief Financial Officer or the Treasurer, each of whom is authorized to execute any of such items individually, all notes, drafts, checks, acceptances, orders for the payment of money and all other negotiable instruments obligating the Corporation for the payment of money, including any form of guaranty by the Corporation with respect to any such item entered into by any direct or indirect subsidiary of the Corporation, shall be (a) signed by any Assistant Treasurer and (b) countersigned by the Chief Accounting Officer, Controller or any Assistant Controller, or (c) either signed or countersigned by any Executive Vice President, any Senior Vice President or any Corporate Vice President in lieu of either the officers designated in Clause (a) or the officers designated in Clause (b) of this Section 7.2.
8.SEAL.
The seal of the Corporation shall be in such form and shall have such content as the Board shall from time to time determine.
9.FISCAL YEAR.
The fiscal year of the Corporation shall end on December 31 in each year, or on such other date as the Board shall determine.
10.WAIVER OF OR DISPENSING WITH NOTICE.
(a)Whenever any notice of the time, place or purpose of any meeting of the shareholders is required to be given by applicable law, the Articles of Incorporation or these By-laws, a written waiver of notice, signed by a shareholder entitled to notice of a shareholders’ meeting, whether by pdf, facsimile, telegraph, cable or other form of recorded communication, whether signed before or after the time set for a given meeting, shall be deemed equivalent to notice of such meeting. The waiver must be included in the minutes or filed with the corporate records. Attendance of a shareholder in person or by proxy at a shareholders’ meeting shall constitute a waiver of notice to such shareholder of such meeting, except when (i) the shareholder attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened; or (ii) the shareholder objects to consideration of a particular matter at the meeting at the time such matter is presented because it is not within the purpose or purposes described in the meeting notice.
(b)Whenever any notice of the time or place of any meeting of the Board or Committee of the Board is required to be given by applicable law, the Articles of Incorporation or these By-laws, a written waiver of notice signed by a Director, whether by pdf, facsimile, telegraph, cable or other form of recorded communication, whether signed before or after the time set for a given meeting, shall be deemed equivalent to notice of such meeting. Unless the Director is deemed to have waived notice by attending the meeting, the waiver must be in writing, signed by the Director entitled to the notice and filed with the minutes or corporate records. Attendance of a Director at a meeting shall constitute a waiver of notice to such Director of such meeting, unless the Director at the beginning of the meeting (or promptly upon the Director’s arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.
(c)No notice need be given to any person with whom communication is made unlawful by any law of the United States or any rule, regulation, proclamation or executive order issued under any such law.
11.AMENDMENT OF BY-LAWS.
These By-laws, or any of them, may from time to time be supplemented, amended or repealed, or new By-laws may be adopted, by the Board at any regular or special meeting of the Board, if such supplement, amendment, repeal or adoption is approved by a majority of the entire Board. These By-laws, or any of them, may from time to time be supplemented, amended or repealed, or new By-laws may be adopted, by the shareholders at any regular or special meeting of the shareholders at which a quorum is present, if such supplement, amendment, repeal or adoption is approved by at least a majority of the voting power of the outstanding shares of Common Stock of the Corporation.
12.OFFICES AND AGENT.
(d)Registered Office and Agent. The registered office of the Corporation in the State of Indiana shall be 251 East Ohio Street, Suite 1100, Indianapolis, Indiana 46204. The name of the registered agent is The Corporation Trust Company.
(e)Other Offices. The Corporation may also have offices at other places, either within or outside the State of Indiana, as the Board of Directors may from time to time determine or as the business of the Corporation may require.